UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005
CLECO CORPORATION
(Exact name of registrant as specified in its charter)
Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On April 12, 2005, Acadia Power Holdings LLC (APH), an indirect wholly owned subsidiary of Cleco Corporation (Cleco), received a letter from Calpine Energy Services, L.P. (CES) stating that CES intends to initiate binding arbitration proceedings against Acadia Power Partners, LLC (Acadia) pursuant to the Capacity Sale and Tolling Agreements between Acadia and CES (Tolling Agreements), unless resolution of matters described in the letter can be reached on or before April 25, 2005.  Acadia owns a 1,160 megawatt combined-cycle, natural gas-fired power plant near Eunice, Louisiana and is 50% owned by APH and 50% owned by Calpine Corporation, the parent company of CES.

The letter states that CES intends to invoke arbitration under the Tolling Agreements due to the failure of meetings between senior officers of Acadia and CES to produce resolution of issues regarding transmission constraints that, according to CES's allegations, limit its ability to deliver Acadia's capacity and energy to the wholesale market and impact reservation and fixed operations and maintenance payments under the Tolling Agreements.  Under the Tolling Agreements, which contain procedures regarding arbitration, the arbitrator is to be selected by Acadia and CES.  Please see Note 16 (Litigation and Other Commitments and Contingencies - CES) to Cleco's consolidated financial statements included in Cleco's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for more information regarding the Tolling Agreements dispute with CES.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: April 13, 2005 By: /s/ R. Russell Davis
R. Russell Davis
Vice President and
Controller